Exhibit 10.1
Agreement of Contract Termination

Party A: Wuhan Fengze Agricultural Science & Technology Development Co., Ltd. (“Fengze”)
Legal Address: 228 Yanjiang Ave., Jiang’an District, Wuhan City, Hubei Province
Legal Representative: Hanying Li

Party B: An Puluo Food, Inc. (“An Puluo”)
Legal Address: Hebaliang, Xiangfeng Town, Laifeng County, Enshi Autonomous Prefecture, Hubei Province
Legal Representative: Wenping Luo

In accordance with the principle of friendly negotiation and mutual benefits, the original Strategic Cooperation Agreement between Tianli & An Puluo executed on March 29th, 2011 and the original Cooperation Supplementary Agreement between Tianli & An Puluo executed on August 1st, 2011 will hereby be terminated since June 15, 2012, all the terms and conditions of these two agreements are cancelled at the same time. From now on, Party A and Party B turn to be supplier and customer from the previous cooperation partner. Party A will sell hogs to Party B directly, and Party B will pay to Party A. Besides, both parties will not be bounded or limited by exclusive supply and exclusive sales.

There are two copies of this Agreement, one for each party, and will take effect upon execution.

Party A: Wuhan Fengze Agricultural Science & Technology Development Co., Ltd.
Legal Representative:  Hanying Li (Signature)
Wuhan Fengze Agricultural Science& Technology Development Co., Ltd. (Seal)

Party B: An Puluo Food, Inc.
Legal representative: Wenping Luo (Signature)
An Puluo Food, Inc. (Seal)

Signed at: Laifeng County, Enshi Autonomous Prefecture, Hubei Province